EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Neuberger Berman Equity Funds and to the use of our report dated October 19, 2020 on the financial statements and financial highlights of Neuberger Berman Multi-Cap Opportunities Fund, a series of Neuberger Berman Equity Funds (the “Trust”).  Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 2, 2021